                                                           Exhibit No. EX-99.a.9

                      DFA INVESTMENT DIMENSIONS GROUP INC.

                      ARTICLES SUPPLEMENTARY TO THE CHARTER

     DFA INVESTMENT  DIMENSIONS  GROUP INC., a Maryland  corporation  having its principal office in Baltimore,  Maryland  (hereinafter called the "Corporation")
and registered  under the Investment  Company Act of 1940, as amended (the "1940
Act"),  as an open-end  management  investment  company,  hereby  certifies,  in accordance  with the  requirements  of Section 2-208 and Section  2-208.1 of the
Maryland  General  Corporation  Law, to the State  Department of Assessments and
Taxation of Maryland that:

     FIRST: The Corporation  currently has the authority to issue a total of Ten
Billion  (10,000,000,000)  shares of stock, with a par value of One Cent ($0.01)
per  share,  having  an  aggregate  par  value of One  Hundred  Million  Dollars
($100,000,000), all of which shall be considered common stock. The allocation of shares of common stock to each of its forty-one existing classes of common stock
(each a "Class" and collectively, the "Classes") is as follows:

                                                        Number of Shares of Common Stock
                                                          (par value $0.01 per share)
                 Class Designation                                Allocated

The U.S. Large Company Portfolio Shares                          200,000,000

U.S. Micro Cap Portfolio Shares                                  300,000,000

The DFA One-Year Fixed Income Portfolio Shares                   300,000,000

The DFA Five-Year Government Portfolio Shares                    100,000,000

The United Kingdom Small Company Portfolio Shares                 70,000,000

The Japanese Small Company Portfolio Shares                       50,000,000

The Continental Small Company Portfolio Shares                    50,000,000

The DFA Intermediate Government Fixed Income Portfolio Shares    100,000,000

The DFA Five-Year Global Fixed Income Portfolio Shares           200,000,000

Asia Pacific Small Company Portfolio Shares                       50,000,000

The Large Cap International Portfolio Shares                     150,000,000

U.S. Small Cap Portfolio Shares                                  200,000,000

U.S. Small Cap Value Portfolio Shares                            500,000,000

                                                        Number of Shares of Common Stock
                                                          (par value $0.01 per share)
                 Class Designation                                Allocated

The U.S. Large Cap Value Portfolio Shares                        250,000,000

The DFA Real Estate Securities Portfolio Shares                  100,000,000

LWAS/DFA International High Book to Market Portfolio Shares      100,000,000

The Emerging Markets Portfolio Shares                            150,000,000

DFA International Small Cap Value Portfolio Shares               300,000,000

VA Large Value Portfolio Shares                                   50,000,000

VA Global Bond Portfolio Shares                                   50,000,000

VA Small Value Portfolio Shares                                   50,000,000

VA International Value Portfolio Shares                           50,000,000

VA International Small Portfolio Shares                           50,000,000

The VA Short-Term Fixed Portfolio Shares                          50,000,000

Enhanced U.S. Large Company Portfolio Shares                     100,000,000

DFA Two-Year Global Fixed Income Portfolio Shares                250,000,000

International Small Company Portfolio Shares                     200,000,000

Emerging Markets Small Cap Portfolio Shares                      100,000,000

U.S. Small XM Value Portfolio Shares                             100,000,000

Emerging Markets Value Portfolio Shares                          100,000,000

Tax-Managed U.S. Small Cap Value Portfolio Shares                150,000,000

Tax-Managed U.S. Small Cap Portfolio Shares                      100,000,000

Tax-Managed U.S. Marketwide Value Portfolio Shares               150,000,000

Tax-Managed DFA International Value Portfolio Shares             150,000,000

Tax-Managed U.S. Equity Portfolio Shares                         100,000,000

DFA Short-Term Municipal Bond Portfolio Shares                   100,000,000

                                                        Number of Shares of Common Stock
                                                          (par value $0.01 per share)
                 Class Designation                                Allocated

Emerging Markets Core Equity Portfolio Shares                    100,000,000

U.S. Core Equity 1 Portfolio Shares                              100,000,000

U.S. Core Equity 2 Portfolio Shares                              100,000,000

U.S. Vector Equity Portfolio Shares                              100,000,000

International Core Equity Portfolio Shares                       100,000,000

     In addition, 4,430,000,000 shares of common stock of the Corporation remain unallocated and undesignated.

     The  allocation  and  classification  of  shares  of  common  stock  of the
Corporation to the Class designated as the U.S. Small Cap Value Portfolio Shares into two sub-classes (each a "Sub-Class," and collectively,  the  "Sub-Classes")
is as follows:

                                                  Number of Shares of Common Stock
                                                     (par value $0.01 per share)
            Sub-Class Designation                            Allocated

U.S. Small Cap Value Portfolio Shares                        400,000,000

U.S. Small Cap Value Portfolio Shares-Class R                100,000,000

     SECOND:  In  accordance  with  Section  2-105(c)  of the  Maryland  General
Corporation Law, and in accordance with and subject to the provisions of Section
2-208.1 of the Maryland  General  Corporation Law, the Board of Directors of the
Corporation has adopted a resolution classifying and allocating One Billion, Six
Hundred Fifty Million  (1,650,000,000)  shares of the  unallocated  and unissued common stock of the Corporation, with a par value of One Cent ($0.01) per share, as follows: Two Hundred Million (200,000,000) shares were allocated to the class of stock  designated  "U.S.  Micro Cap  Portfolio  Shares;" One Hundred  Million
(100,000,000)  shares were allocated to the class of stock  designated  "The DFA
One-Year Fixed Income Portfolio Shares;" Fifty Million  (50,000,000) shares were allocated  to the  class  of stock  designated  "The  DFA  Five-Year  Government
Portfolio Shares;" One Hundred Fifty Million (150,000,000) shares were allocated to the  class of  stock  designated  "The  DFA  Five-Year  Global  Fixed  Income
Portfolio Shares;" Fifty Million (50,000,000) shares were allocated to the class of stock  designated  "U.S.  Small Cap  Portfolio  Shares;" One Hundred  Million
(100,000,000)  shares were  allocated to the Sub-Class of stock  designated  the
"U.S.  Small Cap Value Portfolio  Shares" of the class of stock designated "U.S.
Small Cap Value Portfolio Shares;" One Hundred Million (100,000,000) shares were allocated to the class of stock  designated  "The U.S. Large Cap Value Portfolio
Shares;" Fifty Million  (50,000,000) shares were allocated to the class of stock designated  "The DFA Real Estate  Securities  Portfolio  Shares;"  Fifty Million
(50,000,000)  shares  were  allocated  to the  class  of stock  designated  "The
Emerging  Markets  Portfolio  Shares;" One Hundred Fifty  Million  (150,000,000)
shares were allocated to the class of stock designated "DFA International  Small
Cap Value Portfolio Shares;" One Hundred Fifty Million (150,000,000) shares were allocated to the class of stock  designated  "DFA  Two-Year  Global Fixed Income
Portfolio Shares;" One Hundred Fifty Million (150,000,000) shares were allocated to the

class of stock designated  "International  Small Company Portfolio  Shares;" One
Hundred  Million  (100,000,000)  shares  were  allocated  to the  class of stock designated "Emerging Markets Value Portfolio Shares;" Fifty Million (50,000,000)
shares were allocated to the class of stock designated  "Tax-Managed  U.S. Small
Cap Value  Portfolio  Shares;"  One Hundred  Million  (100,000,000)  shares were allocated to the class of stock designated  "Tax-Managed  U.S.  Marketwide Value
Portfolio Shares;" Fifty Million (50,000,000) shares were allocated to the class of stock designated  "Tax-Managed DFA International Value Portfolio Shares;" and
Fifty  Million  (50,000,000)  shares  were  allocated  to  the  class  of  stock designated "Tax-Managed U.S. Equity Portfolio Shares."

     THIRD:  The Board of Directors of the  Corporation has adopted a resolution classifying  and  allocating  One Hundred  Million  (100,000,000)  shares of the unallocated  and unissued common stock of the  Corporation,  with a par value of
One Cent ($0.01) per share, to a new class of common stock designated  "Emerging
Markets Social Core Portfolio Shares."

     FOURTH:  The Board of Directors of the Corporation has adopted a resolution
(i) reclassifying One Hundred Million  (100,000,000) shares of common stock with a par  value  of One  Cent  ($0.01)  per  share  of the  Corporation  previously classified  and  allocated to the Sub-Class  designated  as the "U.S.  Small Cap
Value Portfolio  Shares-Class  R" of the Class of stock  designated as the "U.S.
Small Cap Value Portfolio  Shares" and the Board of Directors of the Corporation
has reclassified and reallocated such One Hundred Million  (100,000,000)  shares of  common  stock  with a par  value  of  One  Cent  ($0.01)  per  share  of the
Corporation as unallocated  and unissued  common stock of the  Corporation;  and
(ii) reclassifying the Five Hundred Million (500,000,000) shares of common stock with a par  value  of One Cent  ($0.01)  per  share  previously  classified  and allocated to the  Sub-Class  designated as the "U.S.  Small Cap Value  Portfolio
Shares" of the Class of stock  designated as the "U.S. Small Cap Value Portfolio
Shares" and the Board of  Directors  of the  Corporation  has  reclassified  and reallocated such Five Hundred Million  (500,000,000) shares of common stock with a par value of One Cent  ($0.01)  per share of the  Corporation  as the Class of stock designated as the "U.S. Small Cap Value Portfolio Shares."

     FIFTH: Following the aforesaid  classifications and allocations,  the total number of shares of common stock which the Corporation is authorized to issue is
Ten Billion  (10,000,000,000)  shares,  with a par value of One Cent ($0.0l) per share and an aggregate par value of One Hundred Million Dollars  ($100,000,000), and the allocation of shares to each of the forty-two Classes is as follows:

                                                        Number of Shares of Common Stock
                                                          (par value $0.01 per share)
                 Class Designation                                Allocated

The U.S. Large Company Portfolio Shares                          200,000,000

U.S. Micro Cap Portfolio Shares                                  500,000,000

The DFA One-Year Fixed Income Portfolio Shares                   400,000,000

The DFA Five-Year Government Portfolio Shares                    150,000,000

The United Kingdom Small Company Portfolio Shares                 70,000,000

The Japanese Small Company Portfolio Shares                       50,000,000

The Continental Small Company Portfolio Shares                    50,000,000

                                                        Number of Shares of Common Stock
                                                          (par value $0.01 per share)
                 Class Designation                                Allocated

The DFA Intermediate Government Fixed Income Portfolio Shares    100,000,000

The DFA Five-Year Global Fixed Income Portfolio Shares           350,000,000

Asia Pacific Small Company Portfolio Shares                       50,000,000

The Large Cap International Portfolio Shares                     150,000,000

U.S. Small Cap Portfolio Shares                                  250,000,000

U.S. Small Cap Value Portfolio Shares                            500,000,000

The U.S. Large Cap Value Portfolio Shares                        350,000,000

The DFA Real Estate Securities Portfolio Shares                  150,000,000

LWAS/DFA International High Book to Market Portfolio Shares      100,000,000

The Emerging Markets Portfolio Shares                            200,000,000

DFA International Small Cap Value Portfolio Shares               450,000,000

VA Large Value Portfolio Shares                                   50,000,000

VA Global Bond Portfolio Shares                                   50,000,000

VA Small Value Portfolio Shares                                   50,000,000

VA International Value Portfolio Shares                           50,000,000

VA International Small Portfolio Shares                           50,000,000

The VA Short-Term Fixed Portfolio Shares                          50,000,000

Enhanced U.S. Large Company Portfolio Shares                     100,000,000

DFA Two-Year Global Fixed Income Portfolio Shares                400,000,000

International Small Company Portfolio Shares                     350,000,000

Emerging Markets Small Cap Portfolio Shares                      100,000,000

U.S. Small XM Value Portfolio Shares                             100,000,000

                                                        Number of Shares of Common Stock
                                                          (par value $0.01 per share)
                 Class Designation                                Allocated

Emerging Markets Value Portfolio Shares                          200,000,000

Tax-Managed U.S. Small Cap Value Portfolio Shares                200,000,000

Tax-Managed U.S. Small Cap Portfolio Shares                      100,000,000

Tax-Managed U.S. Marketwide Value Portfolio Shares               250,000,000

Tax-Managed DFA International Value Portfolio Shares             200,000,000

Tax-Managed U.S. Equity Portfolio Shares                         150,000,000

DFA Short-Term Municipal Bond Portfolio Shares                   100,000,000

Emerging Markets Core Equity Portfolio Shares                    100,000,000

U.S. Core Equity 1 Portfolio Shares                              100,000,000

U.S. Core Equity 2 Portfolio Shares                              100,000,000

U.S. Vector Equity Portfolio Shares                              100,000,000

International Core Equity Portfolio Shares                       100,000,000

Emerging Markets Social Core Portfolio Shares                    100,000,000

     In addition, 2,780,000,000 shares of common stock of the Corporation remain unallocated and undesignated.

     SIXTH:  A  description  of the  shares  of  each  Class  of  shares  of the
Corporation,  with the preferences,  conversion and other rights, voting powers,
restrictions,   limitations  as  to  dividends,  qualifications  and  terms  and conditions  of  redemption  as set or changed by the Board of  Directors  of the
Corporation, is as follows:

     The holders of each share of stock of the Corporation  shall be entitled to one vote for each full share, and a fractional vote for each fractional share of stock then standing in his or her name in the books of the  Corporation,  and on any matter submitted to the vote of shareholders,  all shares of the Corporation then issued and  outstanding  and entitled to vote,  irrespective  of the Class, shall be voted in the aggregate  and not by Class,  except:  (1) when  otherwise expressly provided by the Maryland General Corporation Law; (2) when required by the 1940 Act, shares shall be voted by Class;  and (3) when a matter to be voted upon does not affect any interest of a particular  Class, then only shareholders of the affected Class or Classes shall be entitled to vote thereon.

     Each Class of stock of the Corporation shall have the following preferences and special rights, restrictions, and limitations:

     (1) All consideration  received by the Corporation for the issue or sale of stock of each Class, together with all income,  earnings,  profits, and proceeds thereof,  and any  funds  or  payments  derived  from any  reinvestment  of such proceeds in whatever form the same may be, shall irrevocably belong to the Class of shares of stock with  respect to which such  assets,  payments  or funds were received by the  Corporation  for all  purposes,  subject  only to the rights of creditors.

     (2)  Dividends  or  distributions  on  shares  of any  Class of  stock  and redemptions  of any Class of stock shall be paid only out of earnings,  surplus, or other lawfully available assets belonging to such Class.

     (3) The Corporation may deduct from the proceeds of redemption of shares of each such Class of stock  (other than shares of The DFA  One-Year  Fixed  Income
Portfolio Shares) the cost incurred in liquidating  investment securities to pay redemptions in cash as set forth in the By-Laws.

     (4) In the event of the  liquidation  or  dissolution  of the  Corporation, shareholders of each Class shall be entitled to receive,  as a Class, out of the assets of the Corporation available for distribution to shareholders,  but other than general assets not belonging to any particular  Class of stock,  the assets belonging to such Class;  and the assets so distributable to the shareholders of any Class shall be  distributed  among such  shareholders  in  proportion to the asset value of the  respective  Classes.  In  addition,  such  holders  shall be entitled to receive their proportionate share of assets of the Corporation which do not belong solely to any particular  Class of shares of stock,  as determined by the Board of Directors.

     (5) The assets  belonging  to any Class of stock shall be charged  with the liabilities in respect to such Class, and shall also be charged with their share of the general  liabilities  of the  Corporation  as  determined by the Board of
Directors, such determination shall be conclusive for all purposes.

     SEVENTH:  The shares  aforesaid have been duly  classified and allocated by the Board of  Directors  pursuant to  authority  contained in the charter of the
Corporation.

     EIGHTH:  The undersigned Vice President hereby  acknowledges these Articles
Supplementary  to the Charter to be the corporate act of the Corporation and, as to all matters or facts required to be verified under oath, the undersigned Vice
President  acknowledges  that,  to the best of her  knowledge,  information  and belief, these matters and facts are true in all material respects, and that this statement is made under the penalties of perjury.

     IN WITNESS WHEREOF,  the Corporation has caused these Articles to be signed in its name and on its  behalf  by its Vice  President  and  attested  to by its
Assistant Secretary on this 28 day of April, 2006.

ATTEST:                                 DFA INVESTMENT DIMENSIONS GROUP INC.

By:    /s/ Richard A. Eustice           By:    /s/ Catherine L. Newell
       Richard A. Eustice                      Catherine L. Newell
       Assistant Secretary                     Vice President